Exhibit 4.39

CERTAIN MATERIAL (INDICATED BY THREE ASTERISKS) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Amendment I to the

STORAGE CONTRACT

I.	AMENDMENT NUMBER

No: Amendment 1 to Storage Contract number VITOLFO-ETT-2014-01

Dated: 3 January 2015

II.	COMPANY

Euro Tank Terminal BV

PO BOX 1000

3180 AA Rozenburg

The Netherlands

III.	PRINCIPAL

Vitol SA.

Boulevard du Pont d’Arve 28

1205 Geneva

Switzerland

IV.	BACKGROUND

1.	The Company and Principal are parties to a Storage Contract dated 01-10-2014 bearing Contract number VITOLFO-ETT-2014-01 pursuant to which the Company is required to provide the Principal storage services for Products at the Terminal.

2.	The Company and Principal have agreed to amend and increase the Contractual capacity, as stated in article Clause 6 of the Storage Contract. The Terms and Conditions of the increase of the Contractual capacity have been mutually agreed within e-mail correspondence between the Company and Principal on 29-12-2014.

3.	For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Principal now wish to amend the Storage Contract no. VITOLFO-ETT-2014-01 in accordance with this Amendment I.

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

V.	AMENDMENT I

With effect from the date of this Amendment I, the Company and Principal agree to the amendments set out in this Clause 5:

A.	Amend and increase Contractual capacity, article Clause 6:

5.1.1. Amend Contractual capacity:

Include tank 08 from 01-01-2015.

Details tank 06:

• Contractual capacity:	62.390 M3

• Nett capacity:	61.638 M3

• Roof Type:	Fixed

• Product:	FO

• Min flash:	> 55

B.	Tank rental rate, article Clause 9 a, for this tank 08 will be increased to € [***] for the first [***] months, expressed in cubic meter (M3) per contractual capacity per month or part thereof, from [***]. Tank rental rate, article Clause 9 a, for this tank 08 will again be increased to € [***] for the remaining [***] months, expressed in cubic meter (M3) per contractual capacity per month or part thereof, from [***].

VI.	SAVE TO THE EXTENT AMENDED BY THIS AMENDMENT I, ALL TERMS AND CONDITIONS OF THE STORAGE CONTRACT REMAIN IN FULL FORCE AND EFFECT. THIS AMENDMENT I MAY BE EXECUTED IN COUNTERPARTS. CLAUSES 20 AND 21 OF THE STORAGE CONTRACT SHALL APPLY MUTATIS MUTANDIS TO THIS AMENDMENT I AS IF REFERENCES THEREIN TO THE “CONTRACT” WERE TO THIS AMENDMENT I. ALL CAPITALIZED TERMS HEREIN SHALL BEAR THE SAME MEANINGS AS THE STORAGE CONTRACT UNLESS OTHERWISE STATED.

– End of Amendment I –

IN WITNESS WHEREOF the Principal and the Company have caused this Amendment I to be executed by their duly authorized representatives, as of the date first above written.

Euro Tank Terminal B.V.	Vitol S.A.

/s/ Jack de Moel	/s/ Roland J. Favre

Authorised Signatory	Authorised Signatory
Name: Jack de Moel	Name: Roland J. Favre
Designation: General Manager	Designation: Director
Date: 5 January 2015	Date: 5 January 2015

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.